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                                                                   EXHIBIT 12

                           THE BANK OF NEW YORK COMPANY, INC.
                          Ratios of Earnings to Fixed Charges
                                 (Dollars in millions)

                                            Three Months Ended
                                                 March 31,
                                            ------------------
                                              2007      2006
                                            --------  --------
EARNINGS
--------
Income from continuing operations
  before income taxes                       $    645  $    535
Fixed charges, excluding interest
  on deposits                                    211       194
                                            --------  --------

Income from continuing operations
  before income taxes and fixed
  charges, excluding interest on deposits        856       729
Interest on deposits                             400       298
                                            --------  --------

Income from continuing operations
  before income taxes and fixed charges,
  including interest on deposits            $  1,256  $  1,027
                                            ========  ========

FIXED CHARGES
-------------
Interest expense, excluding interest
  on deposits                               $    194  $    176
One-third net rental expense (1)                  17        18
                                            --------  --------
Total fixed charges, excluding interest
  on deposits                                    211       194
Interest on deposits                             400       298
                                            --------  --------
Total fixed charges, including interest
  on deposits                               $    611  $    492
                                            ========  ========

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding interest on deposits                  4.06      3.76
Including interest on deposits                  2.06      2.09



(1) The proportion deemed representative of the interest factor.